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                                  EXHIBIT 3.01
                                  ------------

                       CERTIFICATE AMENDING AND RESTATING
                       ----------------------------------

                          CERTIFICATE OF INCORPORATION
                          -----------------------------

     1. The name of the Corporation is HelpMate Robotics Inc. (the
"Corporation").

     2. The Corporation's Certificate of Incorporation is amended and restated pursuant to Connecticut General Statutes Section 33-362(c), by the following resolution of the Corporation's Stockholders and Directors:

     "RESOLVED, that upon the closing of the first sale of any securities issuable by the Corporation and registered pursuant to a registration statement on Form SB-2 which has been declared effective by the United States Securities and Exchange Commission, the proper officers of the Corporation be, and they hereby are, authorized and directed to file with the Secretary of the State of Connecticut a Certificate Amending and Restating the Corporation's Certificate of Incorporation, as currently amended and restated, in order that the Corporation's Certificate of Incorporation be amended and restated to read as set forth on the attached Appendix A, the filing of such Certificate Amending and Restating
     ----------
     Certificate of Incorporation to constitute notice by the Corporation of such sale and the effectiveness of the provisions of such Certificate."

     Appendix A is attached hereto.
     ----------

     3. This Certificate Amending and Restating Certificate of Incorporation shall give effect to the amendments and purports to restate all those provisions now in effect not being amended by such new amendments.

     4. This Certificate Amending and Restating Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Corporation's Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

     5. The manner of adopting the resolution was by vote of the Directors and the Stockholders, pursuant to Connecticut General Statutes Section 33-360(b)(3).

     6. The vote of the Stockholders was as follows:

                                VOTES REQUIRED                         VOTES IN
FAVOR
                                FOR ADOPTION                           OF
                                ------------                           --
ADOPTION
--------

                                   196,564                              205,516

         [Balance of page intentionally blank. Signature page follows.]

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Dated this 5th day of February 1996.

     We hereby declare under penalties of false statement that the statements made in the foregoing Certificate are true.


 /s/                                         /s/
---------------------------------           ---------------------------------
 Thomas K. Sweeny                            John M. Evans, Jr.
 President                                   Secretary

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                                   APPENDIX A
                                   ----------
                              AMENDED AND RESTATED
                              --------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

     1. The name of the Corporation is HelpMate Robotics Inc.

     2. The activities or purposes of the Corporation are as follows:

          To engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut (as the same may hereafter be amended, the "Act").

     The foregoing statement of the nature of the activity to be transacted by the Corporation is not intended to limit or restrict in any manner the exercise of all powers conferred upon the Corporation by the Act, and nothing in this Certificate is to be construed as an attempt to secure powers not properly obtainable by corporations organized under the Act.

     3. The authorized capital stock of the Corporation shall consist of ten million (10,000,000) shares of common stock without par value.

     4. The holders of shares of any class of stock of the Corporation shall have no preemptive rights.

     5. The terms, limitations and rights of the capital stock of the Corporation shall be as follows:

          (a) Voting Rights. The entire voting power of the Corporation shall be
              -------------
     vested in the common stock. Each holder of record of shares of common stock shall be entitled to one vote for each share of stock registered in such holder's name on the record date for the meeting.

          (b) Voting Requirements. Stockholder action on any matter whatsoever
              -------------------
     at any meeting of the stockholders shall require the affirmative vote of a majority of the shares of the common stock of the Corporation represented at the meeting and entitled to vote on the matter, subject to the quorum requirements for such meeting as set forth in the Corporation's by-laws. For those matters for which the vote of a designated proportion of the shares of stock may be specified by the Act, the affirmative vote of a majority of the shares of stock of the Corporation represented at the meeting and entitled to vote on the matter shall be required and sufficient for stockholder action on the matter, although the vote of a greater proportion may be designated by the Act; provided that, in addition to any shareholder vote otherwise required by law or this Certificate of Incorporation, the shareholder voting requirements set forth in Section 33-374b of the Act, as the same may hereafter be amended, shall apply to any "business combination" (as defined in Section 33-374a of the Act, as the same may hereafter be amended) with respect to the Corporation, to the extent applicable under Sections 33-374a through 33-374c, inclusive, of the Act, as the same may hereafter be amended.

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     6. The business, property and affairs of the Corporation shall be managed by or under the direction of a board of directors who shall be elected and shall serve in accordance with the following principles and as more particularly set forth in the Corporation's by-laws:

          (a) Board of Directors. The board of directors shall consist of not
              ------------------
     fewer than three (3) nor more than fifteen (15) directorships, the exact number to be determined by the board of directors from time to time. The directors in office may increase or decrease the number of directorships by the concurring vote of directors holding a majority of the directorships; provided that no reduction in the number of directorships shall remove, or shorten the term of, any director then in office.

          (b) Vacancies. Any vacancy on the board that is created by an increase
              ---------
     in the number of directorships may be filled for the unexpired term by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number immediately prior to the vote to increase the number of directorships. Any other vacancy which occurs on the board may be filled for the unexpired term by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, and though such majority is less than a quorum, or by action of the sole remaining director in office.

     7. New by-laws may be adopted, and existing by-laws may be amended or repealed by the shareholders or by the board of directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon or of a majority of the directorships, as the case may be. The notice of any meeting of shareholders or directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action. Any action taken with respect to adopting or repealing a by-law or amending the by-laws by the board of directors may be rendered ineffective by the affirmative of vote of the holders of a majority of the voting power of the shares entitled to vote, provided that the notice of any meeting of the shareholders at which actions of the board of directors are to be rendered ineffective shall include notice of such proposed action.

     8. The provisions of Sections 33-374a through 33-374c, inclusive, of the Act, as the same may hereafter be amended, shall apply to the Corporation as if on the effective date hereof the Corporation were, and whether or not after the effective date hereof the Corporation is, required to file reports pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless and until this Certificate of Incorporation may hereafter be amended to otherwise provide.

     9. The provisions of Section 33-374d through Section 33-374f, inclusive, of the Act, as the same may hereafter be amended, shall apply to the Corporation as if on the effective date hereof the Corporation had, and whether or not after the effective date hereof the Corporation may have, a class of voting stock registered pursuant to Section 12 of the Exchange Act, unless and until this Certificate of Incorporation may hereafter be amended to otherwise provide.

     10. The minimum amount of stated capital with which the corporation shall commence business is one thousand dollars ($1,000).

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     11. The personal liability of a director of the Corporation to the
Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to the maximum extent now or hereafter permitted by law, including, without limitation, by Section 33-290(c)(2) of the Act, as the same may hereafter be amended, or any successor provision thereto. This provision shall not limit or preclude the liability of a director for any act or omission occurring prior to the effective date hereof. No amendment, modification or repeal of this paragraph, of said Section 33-290(c)(2) of the Act, or of any other provision of law shall adversely affect any protection, defense or right of a director arising or existing prior to the date of such amendment, modification or repeal.

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